CONVERSE, INC.
200 Quannapowitt Parkway
Wakefield, Massachusetts 01880

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. United States Eastern Time on June 23, 2015. Have the proxy materials that you have received in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future shareholder meeting materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. United States Eastern Time on June 23, 2015. Have the proxy materials that you have received in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Susan D. Bowick	☐	☐	☐
1b. James Budge	☐	☐	☐
1c. Matthew A. Drapkin	☐	☐	☐
1d. Doran Inbar	☐	☐	☐
1e. Henry R. Nothhaft	☐	☐	☐
1f. Philippe Tartavull	☐	☐	☐
1g. Mark C. Terrell	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

	For	Against	Abstain
2 To ratify the appointment of PricewaterhouseCoopers LLP to serve as Converse, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2016.	☐	☐	☐
3 To approve the adoption of the Converse, Inc. 2015 Employee Stock Purchase Plan.	☐	☐	☐
4 To approve the Converse, Inc. Amended and Restated 2012 Stock Incentive Compensation Plan.	☐	☐	☐
5 To approve the Converse, Inc. Rights Agreement to help protect the tax benefits primarily associated with our net operating losses.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions) ☐

NOTE: Transact any other business that may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000249959_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on

Form 10K is/are available at  www.proxyvote.com.

2015 ANNUAL MEETING OF STOCKHOLDERS OF COMVERSE, INC.
JUNE 24, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) of Comverse, Inc., a Delaware corporation, set forth on the reverse side, hereby acknowledges receipt of the Notice of 2015 Annual Meeting of Stockholders of Comverse, Inc. to be held on June 24, 2015 at 8:00 a.m., Eastern Time, at Comverse, Inc.'s offices at 200 Quannapowitt Parkway, Wakefield, Massachusetts 01880 and appoint(s) Mr. Philippe Tartavull and Mr. Jacky Wu, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the stockholder(s) set forth on the reverse side, to represent the stockholder(s) set forth on the reverse side at the 2015 Annual Meeting of Stockholders and at any adjournments or postponements thereof, and to vote all shares of common stock which the stockholder(s) set forth on the reverse side would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may properly come before the meeting and any adjournments or postponements thereof and revoke(s) all proxies previously given by the stockholder(s) set forth on the reverse side with respect to the shares covered hereby.
This proxy will be voted as directed, or if no direction is indicated, will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, and 5, and as said proxies deem advisable on such other matters as may properly come before the meeting and any adjournments or postponements thereof.
Address change/comments:

(If you noted any Address Changes and/or  Comments   above, please mark  corresponding   box on the reverse side.)
Continued and to be signed on reverse side